UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Roxana Cruz-Rivera

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 26, 2021, Ocean Capital LLC (“Ocean Capital”) began running the attached advertisement, a copy of which, in both English and Spanish, is filed herewith as Exhibit 1. Shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”) can visit Ocean Capital’s campaign website www.ImproveUBSPRFunds.com to learn more about the content of the advertisement.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.:

Ocean Capital and the other participants in its solicitation (collectively, the “Fund V Participants”) have filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used in connection with the solicitation of proxies from the shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”). All shareholders of Fund V are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund V Participants filed with the SEC, as they contain important information, including additional information relating to the Fund V Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund V Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

Exhibit 1